UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Ownership and Merger filed with the Delaware Secretary of State on July 2, 2014 (the “Merger Certificate”), effective as of 12:01 a.m. Eastern Time on July 14, 2014, Freeport-McMoRan Copper & Gold Inc. (the “Company”) will change its name to Freeport-McMoRan Inc. (the “Name Change”). The Name Change is being made to simplify the Company’s existing name and to reflect the Company’s expanded portfolio of assets.

In accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”), the Merger Certificate provides for the merger of a wholly-owned subsidiary of the Company, Freeport-McMoRan Inc., with and into the Company, with the Company as the surviving entity in the merger under the name Freeport-McMoRan Inc. (the “Merger”). Under the DGCL, the Merger does not require approval of the Company’s stockholders and will have the effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company. The Company’s by-laws will also be amended, effective as of July 14, 2014, to reflect the Name Change.

The Merger and the Name Change will not affect the rights of the Company’s security holders. There will be no other changes to the Company’s certificate of incorporation or by-laws in connection with the Name Change. The Company’s common stock will continue to trade on the New York Stock Exchange under its current ticker symbol, “FCX.” The CUSIP number of 35671D857 assigned to the Company’s common stock will remain the same and will not be affected by the Name Change. Outstanding stock certificates will not be affected and do not need to be exchanged.

A copy of the Merger Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Composite By-Laws of the Company reflecting the Name Change is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.

Vice President and Controller - Financial Reporting
(authorized signatory and Principal Accounting Officer)

Date: July 2, 2014

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

3.1	Certificate of Ownership and Merger, effective July 14, 2014, as filed with the Delaware Secretary of State on July 2, 2014.

3.2	Composite By-Laws of Freeport-McMoRan Inc. as of July 14, 2014.